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NAQI LOGIX INC.

SHAREHOLDER RIGHTS AGREEMENT

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SHAREHOLDER RIGHTS AGREEMENT

THIS SHAREHOLDER RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 12,2021, by and among Naqi Logix Inc., a corporation existing under the Business Corporations Act (British Columbia) (the "Company") and those shareholders of the Company listed on Schedule A (together with any subsequent shareholders, or any transferees, who become parties hereto pursuant to Sections 3.1, 5.1 or 5.13) (the "Shareholders").

RECITALS

WHEREAS, the Shareholders wish to receive certain information from the Company to participate in future equity offerings by the Company;

AND WHEREAS, the Shareholders and the Company hereby agree that this Agreement shall govern the rights of the Shareholders to receive certain information from the Company and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 "Associate" means, with respect to any natural person: (a) a body corporate, if such natural person beneficially owns, directly or indirectly, voting securities carrying more than 50% of the voting rights attached to all voting securities of such body corporate; (b) a trust or estate for the benefit of such natural person or one or more of such natural person's Immediate Family Members; (c) a registered retirement savings plan of such natural person; or (d) an Immediate Family Member of such natural person.

1.3 "Board" means the board of directors of the Company.

1.4 "Canadian Securities Law" means the securities laws of each province and territory of Canada, and the rules, instruments, regulations, notices and policies of each securities commission or other securities regulatory authority in each province or territory in Canada.

1.5 "Common Shares" means collectively, the Voting Common Shares and the Non-Voting Common Shares." for BC Companies.

1.6 "Competitor" means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in substantially the same business as the Company, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than 20% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of such Competitor.

1.7 "Constating Documents" means the certificate of incorporation, certificate of change of name, notice of articles and articles of the Company, together with any amendments thereto or replacements thereof from time to time.

1.8 "Deemed Liquidation Event" means, unless the holders of a majority of the outstanding voting shares in the capital of the Company elect otherwise by written notice sent to the Company at least 10 days prior to the effective date of any such event:

(a) an amalgamation or arrangement in which:

(i) the Company is a constituent party; or

(ii) a subsidiary of the Company is a constituent party and the Company issues shares in its capital pursuant to such amalgamation or arrangement,

except any such amalgamation or arrangement involving the Company or a subsidiary of the Company in which the shares in the capital of the Company outstanding immediately prior to such amalgamation or arrangement continue to represent, or are converted into or exchanged for shares that represent, immediately following such amalgamation or arrangement, at least a majority, by voting power, of the outstanding shares in the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such amalgamation or arrangement, the parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

1.9 "Derivative Securities" means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Shares, including options and warrants.

1.10 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.11 "Founders" means Mark A. Godsy, Vladimiro Cernetig, Gary A. Roshak, Thomas Dean, Almaz Nanjappa, Satya Narayana Jaddu, Scott Dunlop, Brant Pidvidic, Victor Joseph Allgeier, Srinivasa Rao Edara, Amar Pal Gampa, Grace Wiranata, Sai Hardhik Jaddu, Olaf Strassner, Robert Aaron Fashler, David Segal, Robert Thomas Payne, Osman Sinan Tumer and The Harrisburg University of Science and Technology, collectively; and "Founder" means any one of them individually.

1.12 "GAAP" means generally accepted accounting principles in Canada.

1.13 "Immediate Family Member" means, with respect to a natural person, a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of such natural person.

1.14 "including" (or "includes") means including (or includes) without limitation.

1.15 "IPO" means the Company's first underwritten public offering of its Common Shares.

1.16 "Major Shareholder" means any Shareholder holding at least 5% of the votes attached to the outstanding voting shares in the capital of the Company, on an as converted and fully diluted basis.

1.17 "New Securities" means, collectively, equity securities in the capital of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18 "Non-Voting Common Shares" means the Non-Voting Common shares in the capital of the Company.

1.19 "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 "Right of First Refusal and Co-Sale Agreement" means the Right of First Refusal and Co-Sale Agreement among the Company and its Shareholders dated as of the date hereof, as the same may be amended, restated or replaced from time to time.

1.21 "Shareholder Agreements" means: (a) this Agreement; (b) the Voting Agreement; and (c) the Right of First Refusal and Co-Sale Agreement.

1.22 "Supermajority Holders" means two or more Shareholders of record holding in aggregate, at the time of reference, shares to which are attached more than two-thirds of the votes attached to the outstanding shares in the capital of the Company.

1.23 "Voting Agreement" means the Voting Agreement among the Company and its Shareholders dated as of the date hereof, as the same may be amended, restated or replaced from time to time.

1.24 "Voting Common Shares" means the Voting Common shares in the capital of the Company.

2. Information Rights.

2.1 Delivery of Financial Statements.

(a) The Company shall deliver to each Major Shareholder, provided that the Board has not reasonably determined that such Major Shareholder is a Competitor, as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, financial statements of the Company for and as at the end of such fiscal year (including a balance sheet of the Company as at the end of such fiscal year and statements of income, retained earnings and change in cash flow of the Company for such fiscal year), prepared in accordance with GAAP, consistently applied, and accompanied by a review engagement report by independent accountants.

(b) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(c) Subject to Section 2.1(d), each Shareholder that is not a Major Shareholder hereby irrevocably confirms that such Shareholder does not wish to receive annual financial statements of the Company.

(d) Notwithstanding Section 2.1(c), each Shareholder that is not a Major Shareholder shall be entitled, so long as the Board has not reasonably determined that such Shareholder is a Competitor, to obtain a copy of the financial statements of the Company that were delivered to the Major Shareholders in accordance with Section 2.1(a) as soon as practicable following delivery of a written request to the Company by such Shareholder.

3. Rights to Future Equity Issuances.

3.1 Right of First Offer. Subject to the terms and conditions of this Section 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Shareholder. A Major Shareholder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (a) itself, (b) its Associates and Affiliates, and (c) its beneficial interest holders, such as limited partners, members or any other Person having "beneficial ownership," as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Shareholder ("Shareholder Beneficial Owners"); provided that, each such Associate, Affiliate or Shareholder Beneficial Owner: (i) is not a Competitor, unless such party's purchase of New Securities is otherwise consented to by the Board, and (ii) agrees to enter into the Shareholder Agreements, as a "Shareholder" under each such Shareholder Agreement (provided that, any Competitor shall not be entitled to any rights as a Major Shareholder under Section 2.1 and this Section 3.1).

(a) The Company shall give notice (the "Offer Notice") to each Major Shareholder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within 20 days after the Offer Notice is given, each Major Shareholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the Common Shares then held by such Major Shareholder (including all Common Shares then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Major Shareholder) bears to the total number of Common Shares then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities (including any allocated but unexercised options in the capital of the Company)). At the expiration of such 20 day period, the Company shall promptly notify each Major Shareholder that elects to purchase or acquire all the New Securities available to it (each, a "Fully Exercising Shareholder") of the failure of any other Major Shareholder who is not a Founder to do likewise. During the 10 day period commencing after the Company has given such notice, each Fully Exercising Shareholder may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of New Securities specified above, up to that portion of the New Securities for which Major Shareholders who are not Founders were entitled to subscribe for but that were not subscribed for by such Major Shareholders that is equal to the proportion that the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by such Fully Exercising Shareholder bears to the Common Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by all Fully Exercising Shareholders who wish to purchase such unsubscribed New Securities. The closing of any sale pursuant to this Section 3.1(b) shall occur on the later of: (i) 90 days after the date that the Offer Notice is given; and (ii) the date of initial sale of New Securities pursuant to Section 3.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 3.1(b), the Company may, during the 90-day period following the expiration of the periods provided in Section 3.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at the same price and upon the same terms as specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Shareholders in accordance with this Section 3.1.

(d) The right of first offer in this Section 3.1 shall not be applicable to:

(i) Common Shares or Derivative Securities issued as a dividend or distribution on any shares in the capital of the Company;

(ii) Common Shares or Derivative Securities issued by reason of a share split;

(iii) Common Shares or Derivative Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(iv) Common Shares or Derivative Securities actually issued upon the exercise of other Derivative Securities, or Common Shares actually issued upon the conversion or exchange of Derivative Securities, in each case provided such issuance is pursuant to the terms of such Derivative Security and such Derivative Security was issued in accordance with this Section 3.1;

(v) Common Shares or Derivative Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(vi) Common Shares or Derivative Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

(vii) Common Shares or Derivative Securities issued pursuant to the acquisition of another corporation by the Company by amalgamation, arrangement, purchase of all or substantially all of the assets or shares or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board; or

(viii) Common Shares or Derivative Securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturer (OEM), marketing or other similar agreements or strategic partnerships approved by the Board.

4. Additional Covenants.

4.1 Insurance. The Company shall use its commercially reasonable efforts to obtain from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.

4.2 Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary of the Company (or engaged by the Company or any subsidiary of the Company as a consultant/independent contractor) and with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in the form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above- referenced agreements or any restricted share agreement between the Company and any employee, without Board approval.

4.3 Employee Shares. Unless otherwise approved by the Board, all future advisors, employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares in the capital of the Company after the date hereof shall be required to execute restricted share or option agreements, as applicable, providing for (a) vesting of shares or options (as the case may be) over a four year period, with the first 25% of such shares or options (as applicable) vesting on the first anniversary of continued employment or service, and the remaining shares or options (as applicable) vesting in equal monthly installments over the following three years, and (b) the execution and delivery of adoption agreements to the Shareholder Agreements in form and substance satisfactory to the Company as a condition precedent to such employee or consultant becoming a shareholder of the Company. In addition, unless otherwise approved by the Board, the Company shall retain a "right of first refusal" on employee transfers of shares in the capital of the Company until the Company's IPO and shall have the right to repurchase unvested shares at cost upon the cessation of employment or service of a holder of restricted shares.

4.4 Board Matters. Unless otherwise determined by the vote of a majority of the Board, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company's travel policy) in connection with attending meetings of the Board. The Board may establish such committees of the Board as it considers appropriate, each of which shall consist solely of non-management directors.

4.5 Successor Indemnification. If the Company or any of its successors or assignees amalgamates, consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such amalgamation, consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company's Articles or elsewhere, as the case may be.

5. Miscellaneous.

5.1 Successors and Assigns.

(a) The rights under this Agreement may be assigned (but only with all related obligations) by a Shareholder in connection with the transfer of shares in the capital of the Company to a transferee (i) that is an Affiliate or an Associate of such Shareholder; or (ii) that after such transfer, such transferee is a Major Shareholder; provided, however, that (1) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and such shares with respect to which such rights are being transferred; and (2) such transferee agrees by executing an adoption agreement in the form attached hereto as Exhibit A to be bound by and subject to the terms of this Agreement as a Shareholder and thereafter such Person shall be deemed a Shareholder for all purposes under this Agreement.

(b) The terms and conditions of this Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Termination. This Agreement (other than Section 4.5) shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes (i) subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act or (ii) a reporting issuer pursuant to applicable Canadian Securities Laws, or (c) upon a Deemed Liquidation Event, whichever event occurs first. Section 4.5 shall survive the termination of this Agreement.

5.3 Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

5.4 Counterparts. This Agreement may be executed in counterparts and by means of facsimile, portable document format (PDF), electronic signature or other transmission method, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

5.7 Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

5.8 Statutory References. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

5.9 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their mailing address, email address or facsimile number as set forth in the corporate records of the Company, as the case may be, or to such mailing address, email address or facsimile number as subsequently modified by written notice given in accordance with this Section 5.9. If notice is given to the Company, it shall be sent to c/o Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E9, Attn: Mark Godsy; email: magodsy@shaw.ca; and a copy (which shall not constitute notice) shall also be sent to Osler, Hoskin & Harcourt LLP, 1055 West Hastings Street, Suite 1700, Vancouver, British Columbia, V6E 2E0, Attn. Mark Longo, facsimile: (778) 785-2745; email: mlongo@osler.com.

5.10 Amendments; Waivers and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 5.2) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the Supermajority Holders, provided that the consent of a particular Shareholder shall be required for any amendment or waiver if such amendment or waiver either (A) is directly applicable to the unique rights of such Shareholder set forth in the Agreement or (B) adversely affects the rights of such Shareholder in a manner that is different than the effects on the rights of the other Shareholders holding the same class or series, as the case may be, of shares in the capital of the Company. Any amendment, modification, termination or waiver so effected shall be binding upon the Company and the Shareholders and all of their respective heirs, attorneys, guardians, estate trustees, executors, trustees, successors (including any successor by reason of amalgamation of any party) and permitted assigns whether or not such party, heir, attorney, guardian, estate trustee, executor, trustee, successor or permitted assign entered into or approved such amendment, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add information regarding additional Shareholders or to reflect transfers or repurchases of shares in the capital of the Company or changes to the names of the parties without the consent of the other parties hereto.

5.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.12 Aggregation of Shares. All shares in the capital of the Company held or acquired by a Shareholder and its Affiliates and Associates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Shareholder and its Affiliates and Associates may apportion such rights as among themselves in any manner they deem appropriate.

5.13 Additional Shareholders. Notwithstanding anything to the contrary contained herein, if, after the date of this Agreement, the Company enters into an agreement with any Person to issue shares to such Person, then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an adoption agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Shareholder and thereafter such Person shall be deemed a Shareholder for all purposes under this Agreement.

5.14 Entire Agreement. This Agreement (including any schedules and exhibits hereto), together with the other Shareholder Agreements, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and all other written or oral agreements relating to the subject matter hereof existing between the parties are expressly canceled.

5.15 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the courts of the Province of British Columbia for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Province of British Columbia, and (c) hereby waive, and agree not to assert, by way of motion, as a defence, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.17 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.18 Independent Legal Advice. The parties acknowledge that they have entered into this Agreement willingly with full knowledge of the obligations imposed by the terms of this Agreement. The parties further acknowledge that they have been afforded the opportunity to obtain independent legal advice and confirm by the execution of this Agreement that they have either done so or waived their right to do so, and agree that this Agreement constitutes a binding legal obligation and that they are estopped from raising any claim on the basis that they have not obtained such advice.

5.19 Conflict with Constating Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Company's Constating Documents the provisions of this Agreement shall prevail and govern to the extent permitted by law. The Shareholders agree that they shall promptly initiate all necessary proceeding, vote their respective Shares and take any such further action as is required by the Shareholders so as to cause the Constating Documents to be amended in order to resolve such conflict or inconsistency in favour of the provisions of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Shareholder Rights Agreement as of the date first written above.

COMPANY:

NAQI LOGIX INC.

By:	/s/ Mark Godsy
Name: Mark Godsy
Title: Chief Executive Officer

Naqi Logix - Shareholder Rights Agreement

SHAREHOLDERS:

0711626 B.C. LTD.

By:	/s/ Mark Godsy
Name: Mark Godsy
Title: CEO

 Naqi Logix - Shareholder Rights Agreement

/s/ Vladimiro Cernetig
VLADIMIRO CERNETIG

Naqi Logix - Shareholder Rights Agreement

/s/ Gary A. Roshak
GARY A. ROSHAK

Naqi Logix - Shareholder Rights Agreement

MURDOCK CAPITAL PARTNERS CORP

By:	/s/ Thomas Dean
Name: Thomas Dean
Title: President

Naqi Logix - Shareholder Rights Agreement

/s/ Almaz Nanjappa
ALMAZ NANJAPPA

Naqi Logix - Shareholder Rights Agreement

/s/ Satya Narayana Jaddu
SATYA NARAYANA JADDU

Naqi Logix - Shareholder Rights Agreement

SCOTT DUNLOP LAW CORPORATION

By:	/s/ Stephen Dunlop
Name: Stephen Dunlop
Title: President

Naqi Logix - Shareholder Rights Agreement

/s/ Brant Pidvidic
BRANT PIDVIDIC

Naqi Logix - Shareholder Rights Agreement

/s/ Victor Joseph Allgeier
VICTOR JOSEPH ALLGEIER

Naqi Logix - Shareholder Rights Agreement

/s/ Srinivasa Rao Edara
SRINIVASA RAO EDARA

Naqi Logix - Shareholder Rights Agreement

/s/ Amar Pal Gampa
AMAR PAL GAMPA

Naqi Logix - Shareholder Rights Agreement

/s/ Grace Wiranata
GRACE WIRANATA

Naqi Logix - Shareholder Rights Agreement

/s/ Sai Hardhik Jaddu
SAI HARDHIK JADDU

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/s/ Richard Marvin Hansen
RICHARD MARVIN HANSEN

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/s/ Olaf Strassner
OLAF STRASSNER

Naqi Logix - Shareholder Rights Agreement

THE DEAN CHARITABLE TRUST

By:	/s/ Thomas Dean
Name: Thomas Dean
Title: President

Naqi Logix - Shareholder Rights Agreement

/s/ Robert Aaron Fashler
ROBERT AARON FASHLER

Naqi Logix - Shareholder Rights Agreement

/s/ Ronald L. Rennie
RONALD L. RENNIE

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/s/ Susanne Ozdemir
SUSANNE OZDEMIR

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/s/ John Meekison
JOHN MEEKISON

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/s/ Andreas Truckenbrodt
ANDREAS TRUCKENBRODT

Naqi Logix - Shareholder Rights Agreement

/s/ Jake Bouma
JAKE BOUMA

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/s/ Daniel Patrick McGahn
DANIEL PATRICK MCGAHN

Naqi Logix - Shareholder Rights Agreement

/s/ Frank Borowicz
FRANK BOROWICZ

Naqi Logix - Shareholder Rights Agreement

/s/ Mary Angela Jill Bodkin
MARY ANGELA JILL BODKIN

Naqi Logix - Shareholder Rights Agreement

/s/ Dominika Urbanowski
DOMINIKA URBANOWSKI

Naqi Logix - Shareholder Rights Agreement

/s/ Ari Berger
ARI BERGER

Naqi Logix - Shareholder Rights Agreement

/s/ Eamonn Percy
EAMONN PERCY

Naqi Logix - Shareholder Rights Agreement

/s/ Alan Shackelford
ALAN SHACKELFORD

Naqi Logix - Shareholder Rights Agreement

/s/ Avi Livnat
AVI LIVNAT

Naqi Logix - Shareholder Rights Agreement

THE ROKOSS-MCGRATH 2017 FAMILY TRUST

By:	/s/ David Rokoss
Name: David Rokoss
Title: Trustee

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/s/ Geoffrey Griffiths
GEOFFREY GRIFFITHS

Naqi Logix - Shareholder Rights Agreement

/s/ Geoffrey Scott Walker
GEOFFREY SCOTT WALKER

Naqi Logix - Shareholder Rights Agreement

/s/ Jonathan Day Slevin
JONATHAN DAY SLEVIN

Naqi Logix - Shareholder Rights Agreement

/s/ Michael E. Shannon
MICHAEL E. SHANNON

Naqi Logix - Shareholder Rights Agreement

/s/ Taran Resilience Grey
TARAN RESILIENCE GREY

Naqi Logix - Shareholder Rights Agreement

/s/ Hugh Macnaught
HUGH MACNAUGHT

Naqi Logix - Shareholder Rights Agreement

/s/ Timur Karabilgin
TIMUR KARABILGIN

Naqi Logix - Shareholder Rights Agreement

MICHAEL ROBISON FILMS INC.

By:	/s/ Mike Robison
Name: Mike Robison
Title: President

Naqi Logix - Shareholder Rights Agreement

/s/ Cindy Belyk
CINDY BELYK

Naqi Logix - Shareholder Rights Agreement

/s/ Jami Schwartz Lah
JAMI SCHWARTZ LAH

Naqi Logix - Shareholder Rights Agreement

CANVAS IMPACT ADVISORS

By:	/s/ James Tansey
Name: James Tansey
Title: Director

Naqi Logix - Shareholder Rights Agreement

RAW HOLDING AS

By:	/s/ Kent Thoresen
Name: Kent Thoresen
Title: CEO

Naqi Logix - Shareholder Rights Agreement

/s/ Suzann Pettersen
SUZANN PETTERSEN

Naqi Logix - Shareholder Rights Agreement

MOXIE AS

By:	/s/ Knut Nylaende
Name: Knut Nylaende
Title: Chief Executive Officer

Naqi Logix - Shareholder Rights Agreement

VAR FORVALTNING AS

By:	/s/ Bjorn Tiller
Name: Bjorn Tiller
Title: Chairman

Naqi Logix - Shareholder Rights Agreement

/s/ Donald Allen Yocham
DONALD ALLEN YOCHAM

Naqi Logix - Shareholder Rights Agreement

/s/ William Ross Robinson
WILLIAM ROSS ROBINSON

Naqi Logix - Shareholder Rights Agreement

/s/ Wiliam Hugh Notman
WILIAM HUGH NOTMAN

Naqi Logix - Shareholder Rights Agreement

/s/ Bernhard Gold
BERNHARD GOLD

Naqi Logix - Shareholder Rights Agreement

/s/ John Occhipinti
JOHN OCCHIPINTI

Naqi Logix - Shareholder Rights Agreement

/s/ Roger Payne
ROGER PAYNE

Naqi Logix - Shareholder Rights Agreement

/s/ James Porto
JAMES PORTO

Naqi Logix - Shareholder Rights Agreement

/s/ Natalie Haras
NATALIE HARAS

Naqi Logix - Shareholder Rights Agreement

/s/ Robert James Kendall
ROBERT JAMES KENDALL

Naqi Logix - Shareholder Rights Agreement

/s/ Charles Sidman
CHARLES SIDMAN

Naqi Logix - Shareholder Rights Agreement

/s/ Deborah Murray
DEBORAH MURRAY

Naqi Logix - Shareholder Rights Agreement

/s/ David Shore
DAVID SHORE

Naqi Logix - Shareholder Rights Agreement

/s/ Narayan Sainaney
NARAYAN SAINANEY

Naqi Logix - Shareholder Rights Agreement

ONPOINT BUSINESS PARTNERS, INC.

By:	/s/ Reed Clayton
Name: Reed Clayton
Title: Director

Naqi Logix - Shareholder Rights Agreement

/s/ Joseph C. Roberts
JOSEPH C. ROBERTS

Naqi Logix - Shareholder Rights Agreement

/s/ Henry Lee Turlington Jr.
HENRY LEE TURLINGTON JR.

Naqi Logix - Shareholder Rights Agreement

/s/ Thomas Given Copeland
THOMAS GIVEN COPELAND

Naqi Logix - Shareholder Rights Agreement

/s/ Don Safnuk
DON SAFNUK

Naqi Logix - Shareholder Rights Agreement

/s/ Timothy Robert Swanson
TIMOTHY ROBERT SWANSON

Naqi Logix - Shareholder Rights Agreement

/s/ Kimberllay Yiane Brooks
KIMBERLLAY YIANE BROOKS

Naqi Logix - Shareholder Rights Agreement

/s/ Robert K. Wallace
ROBERT K. WALLACE

Naqi Logix - Shareholder Rights Agreement

/s/ Brent Todd
BRENT TODD

Naqi Logix - Shareholder Rights Agreement

/s/ Johnny M. Markovina
JOHNNY M. MARKOVINA

Naqi Logix - Shareholder Rights Agreement

/s/ Inhae Choi
INHAE CHOI

Naqi Logix - Shareholder Rights Agreement

/s/ Sharon Anderson Morris
SHARON ANDERSON MORRIS

Naqi Logix - Shareholder Rights Agreement

/s/ Lorne Glen Swetlikoff
LORNE GLEN SWETLIKOFF

Naqi Logix - Shareholder Rights Agreement

/s/ James Walter Topham
JAMES WALTER TOPHAM

Naqi Logix - Shareholder Rights Agreement

/s/ Scott Daggatt
SCOTT DAGGATT

Naqi Logix - Shareholder Rights Agreement

DBW INVESTMENTS, LLC

By:	/s/ Dave Whitlock
Name: Dave Whitlock
Title: Partner

Naqi Logix - Shareholder Rights Agreement

/s/ Tasia Lynne Warren
TASIA LYNNE WARREN

Naqi Logix - Shareholder Rights Agreement

/s/ Arthur Griffiths
ARTHUR GRIFFITHS

Naqi Logix - Shareholder Rights Agreement

/s/ Arun Christopher
ARUN CHRISTOPHER

Naqi Logix - Shareholder Rights Agreement

/s/ Jeffrey McCord
JEFFREY MCCORD

Naqi Logix - Shareholder Rights Agreement

/s/ Kelsey Letham
KELSEY LETHAM

Naqi Logix - Shareholder Rights Agreement

/s/ Holger Spielberg
HOLGER SPIELBERG

Naqi Logix - Shareholder Rights Agreement

/s/ Elaine Mcdermid
ELAINE MCDERMID

Naqi Logix - Shareholder Rights Agreement

/s/ Jill Anglin
JILL ANGLIN

Naqi Logix - Shareholder Rights Agreement

533805 BC LTD.

By:	/s/ Bob Vance
Name: Bob Vance
Title: Mr

Naqi Logix - Shareholder Rights Agreement

/s/ David C. Mcelroy
DAVID C. MCELROY

Naqi Logix - Shareholder Rights Agreement

/s/ Alistair Hesp
ALISTAIR HESP

Naqi Logix - Shareholder Rights Agreement

/s/ Nadia Ouzinba
NADIA OUZINBA

Naqi Logix - Shareholder Rights Agreement

/s/ Rob Patterson
ROB PATTERSON

Naqi Logix - Shareholder Rights Agreement

/s/ Lori Dawn Scott
LORI DAWN SCOTT

Naqi Logix - Shareholder Rights Agreement

/s/ Francis Duane Medina
FRANCIS DUANE MEDINA

Naqi Logix - Shareholder Rights Agreement

/s/ Dan Friedberg
DAN FRIEDBERG

Naqi Logix - Shareholder Rights Agreement

/s/ Jackson Sayers
JACKSON SAYERS

Naqi Logix - Shareholder Rights Agreement

/s/ Winston Helgason
WINSTON HELGASON

Naqi Logix - Shareholder Rights Agreement

/s/ Frank Abramonte
FRANK ABRAMONTE

Naqi Logix - Shareholder Rights Agreement

/s/ Maximo Blandon
MAXIMO BLANDON

Naqi Logix - Shareholder Rights Agreement

/s/ Chester Alan Godsy
CHESTER ALAN GODSY

Naqi Logix - Shareholder Rights Agreement

/s/ Heather Anne Jones
HEATHER ANNE JONES

Naqi Logix - Shareholder Rights Agreement

/s/ Thomas P. Eineker
THOMAS P. EINEKER

Naqi Logix - Shareholder Rights Agreement

/s/ David Scher
DAVID SCHER

Naqi Logix - Shareholder Rights Agreement

/s/ Christopher Lahiji
CHRISTOPHER LAHIJI

Naqi Logix - Shareholder Rights Agreement

/s/ Blake Philip Christensen
BLAKE PHILIP CHRISTENSEN

Naqi Logix - Shareholder Rights Agreement

/s/ Martin W. Gagel
MARTIN W. GAGEL

Naqi Logix - Shareholder Rights Agreement

/s/ David Segal
DAVID SEGAL

Naqi Logix - Shareholder Rights Agreement

THE HARRISBURG UNIVERSITY OF SCIENCE AND TECHNOLOGY

By:	/s/ Eric Darr
Name: Eric Darr
Title: President

Naqi Logix - Shareholder Rights Agreement

/s/ Robert Thomas Payne
ROBERT THOMAS PAYNE

Naqi Logix - Shareholder Rights Agreement

IBC INSIGHTS LLC

By:	/s/ Osman Sinan Tumer
Name: Osman Sinan Tumer
Title: Founder and CEO

Naqi Logix - Shareholder Rights Agreement

/s/ Aynur Unal
AYNUR UNAL

Naqi Logix - Shareholder Rights Agreement

/s/ Anna Elizabeth Parsons
ANNA ELIZABETH PARSONS

Naqi Logix - Shareholder Rights Agreement

/s/ Randy Schrum
RANDY SCHRUM

Naqi Logix - Shareholder Rights Agreement

/s/ Jaime Wagner
JAIME WAGNER

Naqi Logix - Shareholder Rights Agreement

/s/ Jay Baugher
JAY BAUGHER

Naqi Logix - Shareholder Rights Agreement

/s/ Reginald Leon Grant
REGINALD LEON GRANT

Naqi Logix - Shareholder Rights Agreement

/s/ Blair Anthony Thein
BLAIR ANTHONY THEIN

Naqi Logix - Shareholder Rights Agreement

/s/ Michael Mcandrew
MICHAEL MCANDREW

Naqi Logix - Shareholder Rights Agreement

/s/ Allen Hopkins
ALLEN HOPKINS

Naqi Logix - Shareholder Rights Agreement

JORDAN KREINER and NANCY KREINER

By:
Name: Jordan Kreiner

By:	/s/ Nancy Kreiner
Name: Nancy Kreiner

Naqi Logix - Shareholder Rights Agreement

JORDAN KREINER and NANCY KREINER

By:	/s/ Jordan Kreiner
Name: Jordan Kreiner

By:
Name: Nancy Kreiner

Naqi Logix - Shareholder Rights Agreement

SCHEDULE A

SHAREHOLDERS

Name
0711626 B.C Ltd.
David Segal
Robert Thomas Payne
Vladimiro Cernetig
Gary A. Roshak
IBC Insights LLC
Murdock Capital Partners Corp
Almaz Nanjappa
Satya Narayana Jaddu
Scott Dunlop Law Corporation
Brant Pidvidic
Victor Joseph Allgeier
The Harrisburg University of Science and Technology
Srinivasa Rao Edara
Amar Pal Gampa
Sai Hardhik Jaddu
Richard Marvin Hansen
Aynur Unal
Olaf Strassner
The Dean Charitable Trust
Robert Aaron Fashler
Anna Elizabeth Parsons
Randy Schrum
David C. McElroy
Jaime Wagner
Jay Baugher
Reginald Leon Grant
Blair Anthony Thein
Michael McAndrew
Allen Hopkins
Jordan Kreiner & Nancy Kreiner
Ronald L. Rennie
Susanne Ozdemir
John Meekison
Andreas Truckenbrodt
Jake Bouma
Daniel Patrick McGahn
Grace Wiranata
Frank Borowicz
Mary Angela Jill Bodkin
Dominika Urbanowski
Ari Berger

Schedule A to the Shareholder Rights Agreement

Eamonn Percy
Alan Shackelford
Avi Livnat
The Rokoss-McGrath 2017 Family Trust
Geoffrey Griffiths
Geoffrey Scott Walker
Jonathan Day Slevin
Michael E. Shannon
Taran Resilience Grey
Hugh MacNaught
Timur Karabilgin
Michael Robison Films Inc.
Cindy Belyk
Jami Schwartz Lah
Canvas Impact Advisors
Raw Holding AS
Suzann Pettersen
Moxie AS
Var Forvaltning AS
Donald Allen Yocham
William Ross Robinson
Wiliam Hugh Notman
Bernhard Gold
John Occhipinti
Roger Payne
James Porto
Natalie Haras
Robert James Kendall
Charles Sidman
Deborah Murray
David Shore
Narayan Sayani
OnPoint Business Partners, Inc.
Joseph C. Roberts
Henry Lee Turlington Jr.
Thomas Given Copeland
Don Safnuk
Timothy Robert Swanson
Kimberllay Yiane Brooks
Robert K. Wallace
Brent Todd
Johnny M. Markovina
Inhae Choi
Sharon Anderson Morris
Lorne Glen Swetlikoff
James Walter Topham

Schedule A to the Shareholder Rights Agreement

Scott Daggatt
DBW Investments, LLC
Tasia Lynne Warren
Arthur Griffiths
Arun Christopher
Jeffrey McCord
Kelsey Letham
Holger Spielberg
Elaine McDermid
Jill Anglin
533805 BC Ltd.
Alistair Hesp
Nadia Ouzinba
Rob Patterson
Lori Dawn Scott
Francis Duane Medina
Dan Friedberg
Jackson Sayers
Winston Helgason
Frank Abramonte
Maximo Blandon
Chester Alan Godsy
Heather Anne Jones
Thomas P. Eineker
David Scher
Christopher Lahiji
Blake Philip Christensen
Martin W. Gagel

Schedule A to the Shareholder Rights Agreement

EXHIBIT A

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the "Adoption Agreement") is executed on ________, 20__, by the undersigned ("Holder") pursuant to the terms of that certain Shareholder Rights Agreement dated as of April 12, 2021 (the "Agreement"), by and among Naqi Logix Inc. (the "Company") and its shareholders, as such Agreement may be amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares in the capital of the Company (the "Shares"), for one of the following reasons (Check the correct box):

☐ in accordance with Section 3.1 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

☐ in accordance with Section 5.1 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

☐ in accordance with Section 5.13 of the Agreement, in which case Holder will be a "Shareholder" for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Shares, and any other shares in the capital of the Company required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or email address listed below Holder's signature hereto.

HOLDER: _________________________	AGREED AND ACCEPTED:

NAQI LOGIX INC.

By: _______________________________	By:
Name: _____________________________
Name: _________________________
Title: ______________________________
Title: __________________________
Address: ___________________________
Email: _________________________
___________________________________

Email:_____________________________

Exhibit A to the Shareholder Rights Agreement